FIRST INVESTORS EQUITY FUNDS
                        FIRST INVESTORS LIFE SERIES FUNDS

                              SUBADVISORY AGREEMENT

     Agreement made as of the 27th day of January 2006, by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), WELLINGTON MANAGEMENT COMPANY LLP (previously known as WELLINGTON MANAGEMENT COMPANY), a Massachusetts limited liability partnership (the "Subadviser"), FIRST INVESTORS EQUITY FUNDS and FIRST INVESTORS LIFE SERIES FUNDS (collectively, the "Trusts"), each a Delaware business trust.

                              W I T N E S S E T H:

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated January 27, 2006 (the "Advisory Agreement") with each Trust, pursuant to which the Adviser acts as investment adviser of each Series of each Trust (the "Series"); and

     WHEREAS, the Adviser and each Trust desire to retain the Subadviser to provide investment advisory services to certain Series of each Trust as listed in Schedule A in connection with the management of that Series and the Subadviser is willing to render such investment advisory services (hereinafter, "Series" shall refer to each Series of each Trust which is subject to this Agreement).

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.  SUBADVISER'S DUTIES.
         -------------------

        (a) PORTFOLIO MANAGEMENT. Subject to supervision by the Adviser and each Trust's Board of Trustees (the "Board"), the Subadviser shall manage the investment operations and the composition of that portion of assets of a particular Series as the Adviser and each Trust shall agree upon from time to time, as set forth in Schedule A hereto (as such Schedule may be amended from time to time), which is allocated to it from time to time by the Adviser (which portion can include any or all of that Series' assets), including the purchase, retention and disposition thereof, in accordance with that Series' investment objectives, policies and restrictions, and subject to the following understandings:

           (i) INVESTMENT DECISIONS. The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by each Series, and what portion of such assets will be invested or held uninvested as cash.

           (ii) INVESTMENT LIMITS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with applicable limits and requirements, as amended from time to time, as set forth in each (A) Trust's Declaration of Trust, as amended and restated from time to time, By-Laws, Prospectus and Statement of Additional Information applicable to a Series, (B) instructions and directions of the Adviser and of the Board, and
(C) requirements of the Investment Company Act of 1940, as amended ("1940 Act") the Internal Revenue Code of 1986, as amended, as applicable to the Series, and all other applicable federal and state laws and regulations.

           (iii) PORTFOLIO TRANSACTIONS. With respect to the securities and other investments to be purchased or sold for each Series, the Subadviser shall place orders with or through such persons, brokers, dealers or futures commission merchants (including, but not limited to, broker-dealers which are affiliated with the Adviser) selected by the Subadviser, provided, however, that such orders shall (A) be consistent with the brokerage policy set forth in the Prospectus and Statement of Additional Information applicable to that Series, or approved by the Board, (B) conform with federal securities laws, and (C) be consistent with securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the research, investment information and other services provided by, and the financial responsibility of, brokers, dealers or futures commission merchants who may effect, or be a party to, any such transaction or other transactions to which the Subadviser's other clients may be a party.

     On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of a Series as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to a Trust and to such other clients.

           (iv) RECORDS AND REPORTS. The Subadviser shall maintain such books and records required by Rule 31a-1 under the 1940 Act as shall be agreed upon from time to time by the parties hereto, and shall render to the Board such periodic and special reports as the Board may reasonably request.

           (v) TRANSACTION REPORTS. The Subadviser shall provide the custodian of each Series on each business day with information relating to all transactions concerning that Series' assets and shall provide the Adviser with such information upon the Adviser's request.

        (b) SUBADVISER'S PARTNERS, OFFICERS AND EMPLOYEES. The Subadviser shall authorize and permit any of its partners, officers and employees who may be elected as Trustees or officers of a Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through any such partners, officers or employees. In addition, the Subadviser shall notify the other parties to this Agreement of any change in the Subadviser's partnership membership within a reasonable time after such change.

        (c) MAINTENANCE OF RECORDS. The Subadviser shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder which are needed by the Adviser to maintain the books and records of the Series required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Series are the property of the applicable Trust and the Subadviser will surrender promptly to that Trust any of such records upon the Trust's request; provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

        (d) FIDELITY BOND AND CODE OF ETHICS. The Subadviser will provide each Trust with reasonable evidence that, with respect to its activities on behalf of a Trust and/or each Series, the Subadviser is maintaining (i) adequate fidelity bond insurance, and (ii) an appropriate Code of Ethics and related reporting procedures.

     2. ADVISER'S DUTIES. The Adviser shall continue to have responsibility for all other services to be provided to each Trust and its respective Series pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. The Adviser shall also retain direct portfolio management responsibility with respect to any assets of the Series which are not allocated by it to the portfolio management of the Subadviser as provided in paragraph 1(a) hereof.

     3. DOCUMENTS PROVIDED TO THE SUBADVISER. The Adviser has or will deliver to the Subadviser current copies and supplements thereto of each of the following documents, and will deliver to it all future amendments and supplements, if any:

       (a) the Certificate of Trust of each Trust;

       (b) the By-Laws of each Trust;

       (c) certified resolutions of the Board authorizing the appointment of the Adviser and the Subadviser and approving the form of this Agreement;

       (d) each Trust's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), pertaining to a Series, as filed with the Securities and Exchange Commission; and

       (e) the Prospectus and Statement of Additional Information pertaining to that Series.

     4. COMPENSATION OF THE SUBADVISER. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay to the Subadviser, effective from the date of this Agreement, a fee which is computed daily and paid monthly from each Series' assets at the annual rates as a percentage of that Series' average daily net assets as set forth in the attached Schedule A, which Schedule can be modified from time to time to reflect changes in annual rates or the addition or deletion of a Series from the terms of this Agreement, subject to appropriate approvals required by the 1940 Act. If this Agreement becomes effective or terminates with respect to any Series before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

     5. LIABILITY OF THE SUBADVISER. The Subadviser agrees to perform faithfully the services required to be rendered to each Trust and each Series under this Agreement, but nothing herein contained shall make the Subadviser or any of its officers, partners or employees liable for any loss sustained by a Trust or its officers, Trustees or shareholders or any other person on account of the services which the Subadviser may render or fail to render under this Agreement; provided, however, that nothing herein shall protect the Subadviser against liability to a Trust, or to any of the Series' shareholders, to which the Subadviser would otherwise be subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Nothing in this Agreement shall protect the Subadviser from any liabilities which it may have under the 1933 Act or the 1940 Act.

     6. DURATION AND TERMINATION. This Agreement shall become effective upon the date hereinabove written, provided that, with respect to a Series, this Agreement shall not take effect until approved by the Board of Trustees of the relevant Trust and shareholders of the relevant Series, but only to the extent such approval is required by the 1940 Act and any rules, exemptive orders and/or no-action letters, thereunder. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of more than two years only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this

Agreement may be terminated at any time with respect to any Series, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Series, or by the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement. Termination of this Agreement with respect to a given Series shall not affect the continued validity of this Agreement or the performance thereunder with respect to any other Series.

     7. SUBADVISER'S SERVICES ARE NOT EXCLUSIVE. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees who may also be a Trustee, officer or employee of a Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     8.  REFERENCES TO THE SUBADVISER.  During the term of this  Agreement,  the
Adviser agrees to furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Series or the public, which refer to the Subadviser or its clients in any way, prior to use thereof and not to use such material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed upon) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

     9. AMENDMENTS. This Agreement may be amended with respect to a given Series
by  mutual  consent,   subject  to  approval  by  the  Board  and  such  Series'
shareholders to the extent required by the 1940 Act.

     10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     13. THE 1940 ACT. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     14. HEADINGS. The headings in this Agreement are intended solely as a convenience, and are not intended to modify any other provision herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    FIRST INVESTORS MANAGEMENT COMPANY, INC.
Attest:

                                    By:   /s/ Kathryn S. Head
                                          ------------------------------------
                                          Kathryn S. Head, President


                                    WELLINGTON MANAGEMENT COMPANY, LLP
Attest:

                                    By:   /s/ Brenden J. Swords
                                          ------------------------------------
                                                                    RT 1/26/06


                                    FIRST INVESTORS EQUITY FUNDS
                                    FIRST INVESTORS LIFE SERIES FUNDS

Attest:
                                    By:   /s/ Kathryn S. Head
                                          ------------------------------------
                                          Kathryn S. Head, President

                          FIRST INVESTORS EQUITY FUNDS
                        FIRST INVESTORS LIFE SERIES FUNDS

                              SUBADVISORY AGREEMENT

                                   SCHEDULE A
                             DATED JANUARY 27, 2006


     Pursuant to Paragraph 1(a) and Paragraph 4 of the Agreement made as of January 27, 2006, Subadviser shall serve as investment subadviser to the following Series of the Trusts, and the compensation paid to Subadviser with respect to assets of each such Series allocated to Subadviser's investment discretion shall be calculated in accordance with the following schedules:

FIRST INVESTORS EQUITY FUNDS:
-----------------------------

       All-Cap Growth Fund and Global Fund
       -----------------------------------

                                                         Advisory Fee as % of
         Average Daily Net Assets                      Average Daily Net Assets
         ------------------------                      ------------------------

         Up to $50 million                                       0.400%
         In excess of $50 million and up to  $150 million        0.275%
         In excess of $150 million and up to $500 million        0.225%
         Over $500 million                                       0.200%

FIRST INVESTORS EQUITY FUNDS AND FIRST INVESTORS LIFE SERIES FUNDS:
-------------------------------------------------------------------

      Focused Equity Fund
      -------------------
      Life Series Focused Equity Fund
      -------------------------------

                                                         Advisory Fee as % of
         Average Daily Net Assets                      Average Daily Net Assets
         ------------------------                      ------------------------

         The first $50 million                                   0.400%
         In excess of $50 million and up to  $150 million        0.275%
         In excess of $150 million and up to $500 million        0.250%
         Over $500 million                                       0.225%

FIRST INVESTORS LIFE SERIES FUNDS:
----------------------------------

      Life Series International Securities Fund
      -----------------------------------------
      Life Series Growth Fund
      -----------------------

                                                         Advisory Fee as % of
         Average Daily Net Assets                      Average Daily Net Assets
         ------------------------                      ------------------------

         The first $50 million                                   0.400%
         In excess of $50 million and up to $150  million        0.275%
         In excess of $150 million and up to $500 million        0.225%
         Over $500 million                                       0.200%

                                     A-2